                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): May 23, 2000
                                                         --------------

                              PC CONNECTION, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                       0-23827                          02-0513618
(State or other jurisdiction of    (Commission File Number)    (IRS Employer Identification No.)
         incorporation)

         Route 101A, 730 Milford Road, Merrimack New Hampshire   03054
                (Address of principal executive offices)       (Zip Code)

      Registrant's telephone number, including area code: (603) 423-2000
                                                         ----------------

                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events

     On May 23, 2000 (the "Dividend Distribution Date"), the Company distributed a 50% stock dividend representing a three-for-two stock split of its outstanding shares of Common Stock (the "Split")to its stockholders of record as of the close of business on May 12, 2000.

     On December 30, 1998, the Company filed a Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), 225,000 shares of its Common Stock issuable pursuant to its 1997 Employee Stock Purchase Plan (File No. 333- 69981). On April 23, 1998, the Company filed a Registration Statement on Form S-8 to register under the Securities Act 800,000 shares of its Common Stock issuable pursuant to its 1997 Stock Incentive Plan (File No. 333-50847). On July 28, 1999, the Company filed a Registration Statement on Form S-8 to register under the Securities Act an additional 800,000 shares of its Common Stock issuable pursuant to its 1997 Stock Incentive Plan (File No. 333-83943). Each of the Form S-8 Registration Statements incorporates by reference this Current Report on Form 8-K and, as a result of the Split, as of the Dividend Distribution date (i) the Form S-8 Registration Statement for the 1997 Employee Stock Purchase Plan (File No. 333-69981) shall be deemed to register 337,500 shares of Common Stock and (ii) the S-8 Registration Statements for the 1997 Stock Incentive Plan (File Nos. 333-50847 and 333-83943) shall each be deemed to register 1,200,000 shares of Common Stock, in accordance with Rule 416 of the Securities Act.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 8, 2000               PC CONNECTION, INC.



                                    By: /s/ Patricia Gallup
                                        --------------------------------------
                                        Name:Patricia Gallup
                                        Title: Chairman of the Board and Chief
                                               Executive Officer